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                                                                      Exhibit 21




                           SUBSIDIARY OF B.H.I.T. Inc.
                      Formerly BANYAN HOTEL INVESTMENT FUND

                  Name of Subsidiary             State of Organization
                  ------------------             ---------------------

                  BHF Merger Corp.                    Illinois

                  BNC Santa Barbara Corp.             Illinois